                                                                    Exhibit 12.1

                                   Enodis plc
                Computation of Ratio of Earnings to Fixed Charges
                            Calculated under UK GAAP
                      (Amounts in millions, except ratios)

                                                                Fiscal Year Ended                          39 weeks ended
                                              --------------------------------------------------------  ---------------------
                                              Sept. 27,   Sept. 26,   Oct. 2,   Sept. 30,   Sept. 29,    June 29,   June 30,
                                                 1997       1998       1999       2000         2001        2002       2001
                                              ----------  ---------  ---------  ---------  -----------  ----------  ---------
Earnings
----------------

Profit/(loss) on ordinary activities before
   taxation from continuing operations        L    48.7   L   33.0   L   42.7   L   56.7   L   (118.1)  L   (98.1)  L  (17.6)

Interest expense                                   13.2       13.1       14.5       38.5         44.4        33.6       36.8
                                              ----------  ---------  ---------  ---------  -----------  ----------  ---------

Total Earnings available for fixed charges    L    61.9   L   46.1   L   57.2   L   95.2   L    (73.7)  L   (64.5)   L  19.2
                                              ==========  =========  =========  =========  ===========  ==========  =========

Fixed charges
----------------

Interest expense                              L    13.2   L   13.1   L   14.5   L   38.5   L     44.4   L    33.6   L    36.8
                                              ----------  ---------  ---------  ---------  -----------  ----------  ----------

Total fixed charges                           L    13.2   L   13.1   L   14.5   L   38.5   L     44.4   L    33.6  L     36.8
                                              ==========  =========  =========  =========  ===========  ==========  ==========

Ratio of earnings to fixed charges                  4.7        3.5        3.9        2.5        - (a)       - (a)       - (a)
                                              ==========  =========  =========  =========  ===========  ==========  ==========

                                   Enodis plc
                 Computation of Ratio Earnings to Fixed Charges
                            Calculated under US GAAP
                      (Amounts in millions, except ratios)

                                                                  Fiscal Year Ended                        39 weeks ended
                                              --------------------------------------------------------  --------------------
                                               Sept. 27,   Sept. 26,  Oct. 2,   Sept. 30,  Sept. 29,     June 29,   June 30,
                                                 1997        1998      1999       2000        2001         2002       2001
                                              ----------  ---------  ---------  ---------  -----------  ----------  --------
Earnings
---------------

Profit/(loss) on ordinary activities before
   taxation from continuing operations        L    39.1   L   22.5   L   32.3   L   43.2   L   (118.8)  L   (94.9)  L  (27.0)

Interest expense                                   13.2       13.1       14.5       38.5         44.4        33.6       36.8
                                              ----------  ---------  ---------  ---------  -----------  ----------  ---------

Total Earnings available for fixed charges    L    52.3   L   35.6   L   46.8   L   81.7   L    (74.4)  L   (61.3)  L    9.8
                                              ==========  =========  =========  =========  ===========  ==========  =========

Fixed charges
----------------

Interest expense                              L    13.2   L   13.1   L   14.5   L   38.5   L     44.4   L    33.6   L   36.8
                                              ----------  ---------  ---------  ---------  -----------  ----------  ---------

Total fixed charges                           L    13.2   L   13.1   L   14.5   L   38.5   L     44.4   L    33.6   L   36.8
                                              ==========  =========  =========  =========  ===========  ==========  =========

Ratio of earnings to fixed charges                  4.0        2.7        3.2        2.1        - (b)       - (b)      - (b)
                                              ==========  =========  =========  =========  ===========  ==========  =========

(a) Under UK GAAP, in fiscal 2001, the 39 weeks ended June 30, 2001, and the 39 weeks ended June 29, 2002, earnings were insufficient to cover fixed charges by L118.1 million, L17.6 million and L98.1 million, respectively.

(b) Under U.S. GAAP, in fiscal 2001, the 39 weeks ended June 30, 2001, and the 39 weeks ended June 29, 2002, earnings were insufficient to cover fixed charges by L118.8 million, L27.0 million and L94.9 million, respectively.

For purposes of calculating these ratios: (i) "fixed charges" represent interest cost; and (ii) "earnings" represent the aggregate Profit/(loss) on ordinary activities before taxation from continuing operations and fixed charges.